UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


                           --------------------------


                                 August 26, 2003
                        (Date of Earliest Event Reported)


                         United Systems Technology, Inc.
             (Exact name of registrant as specified in its charter)



          Iowa                       0-9574                42-110279
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of incorporation)            file number)      Identification Number)


                           1850 Crown Road, Suite 1109
                               Dallas, Texas 75234
                                 (972) 402-8600
          (Address of principal executive offices and telephone number)



                                 (972) 402-8600
              (Registrant's telephone number, including area code)

Item 4.  Changes In Registrant's Certifying Accountant

     On August 26, 2003, the Audit Committee of the Board of Directors of United Systems Technology, Inc. (the "Registrant") engaged Hein & Associates LLP as its independent accountants for the fiscal year ending December 31, 2003. In addition, on August 26, 2003, the Audit Committee of the Board of Directors dismissed Grant Thornton LLP ("Grant Thornton") as the Registrants independent accountant.

     The reports of Grant Thornton on the Registrant's consolidated financial statements for the years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principal.

     In connection with its audits for the two most recent fiscal years and through August 26, 2003, there have been no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference thereto in their reports on the Registrant's consolidated financial statements for such years.

     Attached as Exhibit 16 to this Form 8-K is a letter from Grant Thornton indicating their response to the statements made by the Registrant in the Form 8-K.

Item 7.  Financial Statements and Exhibits.

         (a)      Exhibits

                  The following Exhibit is filed herewith:.

      Exhibit Number                         Document

           16 Letter dated August 26, 2003 from Grant Thornton LLP to Securities and Exchange Commission regarding change in certifying accountant of the Registrant.

                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      United Systems Technology, Inc.


Date:  August 26, 2003              By: /s/ Thomas E. Gibbs
                                        -------------------
                                        Thomas E. Gibbs, President
                                        and CEO (Principal Executive
                                        Officer)

                                   Exhibit 16






August 26, 2003


Securities and Exchange Commission
Washington, D.C. 20549


Re:  United Systems Technology, Inc.
       File No. 0-9574


Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of United Systems Technology, Inc. dated August 26, 2003, and agree with the statements concerning our Firm contained therein. Very truly yours,



GRANT THORNTON LLP